UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 20, 2012

Talon Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32626	32-0064979
(Commission File Number)	(IRS Employer
Identification No.)

2207 Bridgepointe Parkway, Suite 250
San Mateo, CA 94404
(Address of principal executive offices and Zip Code)

(650) 588-6404
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment ofCertain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2012, the Board of Directors (the “Board”) of Talon Therapeutics, Inc. (the “Company”) appointed Howard H. Pien as a director of the Company.  As a non-employee director of the Company, Mr. Pien will receive the standard compensation applicable to the Company’s non-employee directors, the terms of which are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, including Exhibit 10.4 to such report.

Mr. Pien, age 54, served as President and Chief Executive Officer of Medarex, Inc., a biotechnology company, from June 2007 until Medarex's acquisition by Bristol-Myers Squibb in September 2009. Prior to that, Mr. Pien served as the President and Chief Executive Officer and a director of Chiron Corporation from April 2003 until Chiron's acquisition by Novartis in April 2006.  Mr. Pien joined Chiron from GlaxoSmithKline, where he had responsibility as President, Pharmaceuticals International from December 2000 to March 2003. Mr. Pien previously held key positions in SmithKline Beecham's pharmaceuticals business in North America, the United Kingdom, and North Asia, culminating in his tenure as President, Worldwide Pharmaceuticals. Prior to joining SmithKline Beecham, Mr. Pien worked for Abbott Laboratories for six years and for Merck & Co. for five years, in positions of sales, marketing research, licensing and product management. Mr. Pien currently serves as a director of ViroPharma Incorporated, Vanda Pharmaceuticals, Inc., and ImmunoGen, Inc., each a publicly-traded biotechnology company.  He also serves as a director of Ikaria, a privately-held life sciences company, and as an advisor to Warburg Pincus, a private equity firm.  Mr. Pien holds a B.S. degree from the Massachusetts Institute of Technology and an M.B.A. from Carnegie-Mellon University.  There are no family relationships between Mr. Pien and any other member of the Board or any executive officer of the Company.

Andrew Ferrer resigned from the Board on April 20, 2012.

As previously disclosed in the Company’s Current Report on Form 8-K filed on June 11, 2010, pursuant to the terms of the Investment Agreement dated June 7, 2010, entered into among the Company and Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P. (together, “Warburg Pincus”), Warburg Pincus has the right to designate five of nine members of the Board.  As also previously disclosed in such report and in the Company’s Current Reports on Form 8-K filed on August 5, 2010, and December 19, 2011, Warburg Pincus previously designated Cecilia Gonzalo, Jonathan Leff, Robert J. Spiegel, and Mr. Ferrer for appointment.  Following the appointment of Mr. Pien, who was designated for appointment by Warburg Pincus, and the resignation of Mr. Ferrer, Warburg Pincus has the right to designate one additional person for appointment to the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2012	Talon Therapeutics, Inc.

	By:	/s/ Craig W. Carlson
Craig W. Carlson
Sr. Vice President, Chief Financial Officer

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